As filed with the Securities and Exchange Commission on September 29, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FUELCELL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-0853042 (I.R.S. Employer Identification No.)

3 Great Pasture Road
Danbury, Connecticut 06810
(203) 825-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________

Jason Few
President and Chief Executive Officer
FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, Connecticut 06810
(203) 825-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Paul D. Broude, Esq. Megan A. Odroniec, Esq. Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199 Telephone: (617) 342-4000	Jennifer D. Arasimowicz, Esq. Executive Vice President, General Counsel and Corporate Secretary FuelCell Energy, Inc. 3 Great Pasture Road Danbury, Connecticut 06810 Telephone: (203) 825-6000

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-226792

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common stock, par value $0.0001 per share	$17,535,048	$2,276.05

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). FuelCell Energy, Inc. previously registered an aggregate principal amount of $200,000,000 of the Company’s securities on the Registration Statement on Form S-3 (Registration No. 333-226792), as amended (the “Related Registration Statement”), and paid a fee of $24,900. As of the date hereof, a balance of $87,675,243 of such securities remains to be sold under the Related Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $17,535,048 is hereby registered, representing no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

FuelCell Energy, Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-226792), which was originally filed with the SEC on August 10, 2018 and declared effective on August 21, 2018 (the “Registration Statement”).

The Company is filing this registration statement for the purpose of registering additional securities of the Company with an aggregate offering price not to exceed $17,535,048. Pursuant to Rule 462(b) of the Securities Act, the information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this registration statement.

The required opinions and consents are listed on the exhibit index and filed with this registration statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*Included on the signature page of FuelCell Energy, Inc.’s Registration Statement on Form S-3 (File No. 333-226792) originally filed August 10, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on this 29th day of September 2020.

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Few	President, Chief Executive Officer, Chief Commercial Officer and Director	September 29, 2020
Jason Few	(Principal Executive Officer)

/s/ Michael S. Bishop	Executive Vice President, Chief Financial Officer and Treasurer	September 29, 2020
Michael S. Bishop	(Principal Financial Officer and Principal Accounting Officer)

*	Director – Chairman of the Board	September 29, 2020
James H. England

*	Director	September 29, 2020
Matthew F. Hilzinger

*	Director	September 29, 2020
Natica von Althann

/s/ Chris Groobey	Director	September 29, 2020
Chris Groobey

*By:	/s/ Michael S. Bishop
Michael S. Bishop
Attorney-in-Fact